COMMON STOCK

NUMBER

DEX

THIS CERTIFICATE IS TRANSFERABLE IN CHARLOTTE, NC OR NEW YORK, NY

DEX™ MEDIA

COMMON STOCK

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

DEX MEDIA, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 25212E 10 0

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

DEX MEDIA, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

DEX MEDIA, INC. CORPORATE SEAL 2002 DELAWARE

FOR POSITION ONLY

SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

Countersigned and Registered:
WACHOVIA BANK, N.A.
(Charlotte, NC)
Transfer Agent and Registrar

By

Authorized Signature

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 PROOF OF JULY 6, 2004 DEX MEDIA, INC. TSB 16393 FC
SALES J. DICKINSON 708-599-0404	Operator: Ron
/ ETHER 19 / LIVE JOBS / D / DEX 16393 FC	Rev. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: _____ OK AS IS _____ OK WITH CHANGES _____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo is in EPS format; Prints in PMS 3005 and Black. Signature was scanned from fax copy and is FOR POSITION ONLY; Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

DEX MEDIA, INC.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between Dex Media, Inc. (the "Company") and Wachovia Bank, N.A. as Rights Agent, as the same may be amended from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As described in the Agreement, Rights which are owned by, transferred to or have been owned by Acquiring Persons or Associates or Affiliates thereof (as defined in the Agreement) shall become null and void and will no longer be transferable.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ____________ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________
(State)

UNIF TRF MIN ACT — ____________ Custodian (until age ________)
(Cust)
____________ under Uniform Transfers
(Minor)
to Minors Act ____________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

____

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES J. DICKINSON 708-589-0404
/ ETHER 19 / LIVE JOBS / D / DEX 16393 BK

PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714
PROOF OF JULY 20, 2004
DEX MEDIA, INC.
TSB 16393 BK (LITHO)
Operator: Ron / Teresa
REV. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF